                                   EDISON INTERNATIONAL
                                2008 Executive Bonus Program

1.    PURPOSE

  The purpose of this Edison  International 2008 Executive Bonus Program (this "Program") is
  to  promote  the  success  of  Edison  International,   a  California  corporation,   (the
  "Corporation"),  by motivating the executives  selected to participate in this Program and set forth in Section 3.1 below (each, a "Participant")  to maximize the performance of the
  Corporation  and rewarding them with cash bonuses  directly  related to such  performance.
  This  Program  is  intended  to  provide   bonuses   that  qualify  as   performance-based
  compensation  within the meaning of Section 162(m) ("Section 162(m)") of the United States
  Internal  Revenue Code of 1986,  as amended (the  "Code").  This Program is adopted  under
  Section  5.2  of  the  Corporation's   2007  Performance   Incentive  Plan  (the  "Plan").
  Capitalized terms are defined in the Plan if not defined herein.

2.    ADMINISTRATION

  This Program shall be administered by the Compensation and Executive  Personnel  Committee
  of the Board (the  "Committee"),  which shall consist solely of two or more members of the
  Board who are  "outside  directors"  within the meaning of Section  162(m).  Action of the
  Committee with respect to the  administration of this Program shall be taken pursuant to a majority  vote or by the unanimous  written  consent of its members.  The Committee  shall have the  authority to construe and  interpret  this Program and any  agreements  or other document  relating to Awards under the Program,  may adopt rules and regulations  relating to the  administration  of this  Program,  and shall  exercise all other duties and powers conferred  on it by this  Program.  Any  decision  or action of the  Committee  within its authority  hereunder  shall be conclusive and binding upon all persons.  Neither the Board nor the  Committee,  nor any person acting at the direction  thereof,  shall be liable for any act,  omission,  interpretation,  construction or determination  made in good faith in connection with this Program (or any Award made under this Program).

3.    AWARDS

3.1   Award Grants;  Maximum Bonus Amount.  Each "Award" granted to a Participant under this
      Program  represents the  opportunity to receive a cash payment  determined  under this
      Section 3 (a  "Bonus"),  subject  to the terms and  conditions  of this  Program.  The maximum amount of the Bonus payable to each  Participant  (the "Maximum Bonus Amount")
      shall be  determined  by  multiplying  (i) the Bonus Pool (as  defined in Section  3.2 below),  by (ii) the  Participant's  "Bonus  Percentage" as set forth in the following table:

                         Bonus
     Participant       Percentage
===================================
John E. Bryson             27%

Theodore F. Craver, Jr.    27%

Alan J. Fohrer             12%

Thomas R. McDaniel         10%

J.A. Bouknight, Jr.        10%

Polly Gault                 7%

John R. Fielder             7%

      In no case,  however,  shall the amount of any Bonus exceed the  applicable  limit set forth in Section 5.2.3 of the Plan.

3.2   Bonus Pool.  As soon as  practicable  after the end of the  Corporation's  2008 fiscal year (the  "Performance  Period"),  the  Committee  shall  determine the amount of the
      Corporation's   earnings  from   continuing   operations   (after   interest,   taxes,
      depreciation  and  amortization,  and  determined  on a  consolidated  basis)  for the
      Performance  Period (the  "Performance  Level").  The "Bonus Pool" shall be determined by multiplying  (i) the Performance  Level,  by (ii) one and one-half  percent (1.5%).
      No  Participant  shall  receive any payment  under this  Program  unless and until the
      Committee has certified,  by resolution or other appropriate  action in writing,  that the amount

      of the Performance Level has been accurately  determined in accordance with the terms,  conditions  and limits of this Program and that any other  material  terms previously  established  by the  Committee or set forth in this Program  applicable to the Award were in fact satisfied.

3.3   Committee Discretion.  Notwithstanding the foregoing  provisions,  the Committee shall retain  discretion to reduce (but not  increase)  the Maximum  Bonus Amount  otherwise payable  to any one or more  Participants  pursuant  to  Sections  3.1  and  3.2.  The
      Committee may exercise such discretion on any basis it deems  appropriate  (including, but not limited to, its assessment of the  Corporation's  performance  relative to its operating or  strategic  goals for the  Performance  Period  and/or the  Participant's
      individual  performance  for such period).  For purposes of clarity,  if the Committee exercises its discretion to reduce the amount of any Bonus payable  hereunder,  it may not allocate the amount of such reduction to Bonuses payable to other Participants.

3.4   Payment of Bonuses.  Any Bonuses  shall be paid (subject to tax  withholding  pursuant to Section 4.6) as soon as practicable  following the certification of the Committee's findings  under  Section 3.2 and its  determination  of the final Bonus amount  (after giving effect to any exercise of its discretion to reduce Bonuses  pursuant to Section
      3.3) and in all events no later than March 15, 2009.

3.5   Termination of Employment.

    (a)  Except as provided in Section 3.5(b), in the event that a Participant's  employment with  the  Corporation  and its  Subsidiaries  terminates  at any time  during  the
         Performance  Period, the Participant's  Award will immediately  terminate upon such termination of employment,  and the  Participant  will not be entitled to any Bonus payment  in  respect  of such  Award;  provided  that  the  Committee  may,  in its discretion,  award a full  or  partial  Bonus  for the  Performance  Period  to any
         Participant whose  termination of employment  during the Performance  Period is due to the Participant's  death,  permanent and total  disability,  or Retirement (with the amount of any such Bonus not to exceed  the amount the  Participant  would have been  entitled  to had he or she  remained  employed  for  the  entire  Performance
         Period).  For purposes of this Section 3.5, the term  "Retirement"  with respect to a Participant shall mean a termination of the Participant's  employment on or after the  first  day of the month in which the  Participant  (A)  attains  age 65 or (B)
         attains age 61 with five "years of  service," as that term is defined in the Edison
         401(k) Savings Plan.

    (b)  In the event that  the  Participant's  employment  with  the  Corporation  and  its
         Subsidiaries  terminates  during  the  Performance  Period  in  circumstances  that entitle  the  Participant  to  severance  benefits  pursuant  to the  Corporation's
         Executive  Severance Plan, and in such circumstances the Participant  satisfies the applicable  conditions for receiving severance benefits under that plan (including, without  limitation,  any  requirement to execute and deliver a release of claims), then the provisions of this Section  3.5(b) shall control over Section  2.3.1(b) of the Executive  Severance Plan to determine the Participant's  bonus for the year in which such  termination of employment  occurs.  If a  Participant's  Bonus is to be determined  pursuant to this Section 3.5(b),  the  Participant's  Bonus shall equal the  lesser  of  (A) or  (B);  where  (A)  is  determined  by  multiplying  (i) the
         Participant's  highest  base salary rate in effect  during the 24 months  preceding the termination of the Participant's  employment,  by (ii) the highest target bonus percentage  in  effect  for the  Participant  during  those 24  months,  by (iii) a fraction  (not greater than 1) the  numerator of which is the number of weekdays in the Performance  Period from January 1, 2008 through the Participant's  last day of employment  prior to such termination and the denominator of which is the number of weekdays in the entire  Performance  Period;  and (B) is determined by  multiplying
         (i) the Participant's  Bonus  Percentage,  by (ii) one and one-half percent (1.5%), by (iii) the  Corporation's  earnings from continuing  operations  (after interest, taxes,  depreciation and amortization,  and determined on a consolidated basis) for the  portion of the  Performance  Period  through and ending on the last day of the month in which the  Participant's  termination  of employment  occurs.  In no case, however,  shall the amount of any Bonus  exceed the  applicable  limit set forth in
         Section 5.2.3 of the Plan.

   (c)   No Participant shall receive any payment under this Section 3.5 unless and until the
         Committee has certified,  by resolution or other appropriate action in writing, the amount of the Bonus due in  accordance  with the  terms,  conditions  and limits of this  Program.  Any Bonus  amount due  pursuant  to this  Section 3.5 shall be paid
         (subject  to tax  withholding  pursuant  to  Section  4.6) as  soon as  practicable following the Committee's  certification  of such amount and in all events no later than March 15, 2009.

3.6   Adjustments.  The Committee shall adjust the Performance  Level,  Bonus Pool and other provisions  applicable to Awards  granted under this Program to the extent (if any) it determines  that the  adjustment  is  necessary  or advisable to preserve the intended
      incentives   and   benefits  to  reflect  (1)  any   material   change  in   corporate
      capitalization,   any  material  corporate  transaction  (such  as  a  reorganization, combination,  separation,  merger,  acquisition, or any combination of the foregoing), or  any  complete  or  partial  liquidation  of the  Corporation,  (2) any  change  in accounting  policies  or  practices,  (3) the  effects of any  special  charges to the
      Corporation's earnings, or (4) any other similar special circumstances.

3.7   Change in  Control.  If a Change in  Control  of EIX  occurs  at any time  during  the
      Performance  Period,  the  Performance  Period  for  all  outstanding  Awards  will be shortened so that the Performance  Period will be deemed to have ended on the last day prior to such Change in Control of EIX . The Bonus Pool and the Bonuses  payable  with respect to each Award will be determined in accordance  with the foregoing  provisions of this Section 3 based on such shortened  Performance  Period.  Such Bonuses shall be paid  (subject  to tax  withholding  pursuant to Section  4.6) as soon as  practicable following  the date of the Change in  Control of EIX.  For  purposes  of this  Section
      3.7,  "Change in Control of EIX" shall have the  meaning  ascribed to such term in the
      Corporation's 2008 Long-Term Incentives Terms and Conditions.

4.    GENERAL PROVISIONS

4.1   Rights of Participants.

   (a)   No Right to Continued Employment. Nothing in this Program (or in any other documents evidencing  any  Award  under  this  Program)  will  be  deemed  to  confer  on any
         Participant  any  right  to  continue  in  the  employ  of the  Corporation  or any
         Subsidiary  or  interfere  in any way with  the  right  of the  Corporation  or any
         Subsidiary to terminate his or her employment at any time.

   (b)   Program Not Funded. No  Participant or other  person will have any right or claim to any specific  funds,  property or assets of the  Corporation by reason of any Award hereunder.  To the extent that a  Participant  or other person  acquires a right to receive  payment  pursuant to any Award  hereunder,  such right shall be no greater than the right of any unsecured general creditor of the Corporation.

4.2   Non-Transferability  of Benefits and  Interests.  Except as expressly  provided by the
      Committee  in  accordance  with the  provisions  of  Section  162(m),  all  Awards are non-transferable,  and no benefit  payable  under this Program shall be subject in any manner to sale, transfer,  anticipation,  alienation,  assignment, pledge, encumbrance or charge.  This  Section 4.2 shall not apply to an  assignment  of a  contingency  or payment due (a) after the death of a Participant to the deceased  Participant's  legal representative  or  beneficiary  or (b) after the  disability of a Participant  to the disabled Participant's personal representative.

4.3   Force and Effect.  The various  provisions  herein are  severable  in their  entirety.
      Any determination of invalidity or  unenforceability of any one provision will have no effect on the continuing force and effect of the remaining provisions.

4.4   Governing  Law.  This  Program  will be  construed  under  the  laws of the  State  of
      California.

4.5   Construction.

    (a)  Section  162(m). It is the intent of the Corporation  that this Program, Awards and
         Bonuses paid  hereunder  will  qualify as  performance-based  compensation  or will otherwise  be exempt from  deductibility  limitations  under  Section  162(m).  Any provision,  application or  interpretation  of this Program  inconsistent with this intent to satisfy the standards in Section 162(m) shall be disregarded.

    (b)  Section 409A.  It is  the  intended  that  Awards  under  this  Program  qualify as
         "short-term  deferrals" within the meaning of the guidance provided by the Internal
         Revenue  Service  under  Section  409A  of the  Code  and  this  Program  shall  be interpreted consistent with that intent.

4.6   Tax Withholding.  Upon the payment of any Bonus, the Corporation  shall have the right to deduct the amount of any federal,  state or local taxes that the Corporation or any
      Subsidiary may be required to withhold with respect to such payment.

4.7   Amendment  or  Termination  of  Program.  The Board or the  Committee  may at any time
      terminate,   amend,   modify  or  suspend   this   Program,   in  whole  or  in  part.
      Notwithstanding  the  foregoing,  no amendment  may be effective  without Board and/or shareholder  approval if such  approval  is  necessary  to comply with the  applicable rules of Section 162(m).